FORM NO. 2

Exhibit 3.1

BERMUDA
THE COMPANIES ACT 1981
AMENDED MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES
(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION
OF

RAM Holdings Ltd.
(hereinafter referred to as "the Company")

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN	NATIONALITY	NUMBER OF
		STATUS		SHARES
		(Yes/no)		SUBSCRIBED
John C. R. Collis	Clarendon House	Yes	British	One
2 Church Street
Hamilton HM 11
Bermuda
Anthony D.	"	Yes	British	One
Whaley
Donald H.	"	No	British	One
Malcolm

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels-

N/A

5.	The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.00.

~~6.~~ 	~~The objects for which the Company is formed and incorporated are –~~

	~~1.~~ 	~~As set out in paragraph (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Act.~~

~~7.~~ 	~~Powers of the Company~~

	~~1.~~ 	~~The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.~~

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	The following are provisions regarding the powers of the Company –

Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers, and privileges of a natural person, and-

	(i)	pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

	(ii)	pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and

	(iii)	pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Altered on May 2008

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

(Subscribers)	(Witnesses)

SUBSCRIBED this 11th day of December, 1997

STAMP DUTY (To be affixed)